EXHIBIT 99.6(b)

ATTACHED TO AND MADE PART OF GROUP ANNUITY CONTRACT NO. AC 2100

BETWEEN

The Equitable Life Assurance Society of the United States
(NOW KNOWN AS AXA EQUITABLE LIFE INSURANCE COMPANY)

AND

Trustees of the American Dental Association Members Retirement Trust and of the AMERICAN DENTAL ASSOCIATION MEMBERS POOLED TRUST FOR RETIREMENT PLANS

                                    RIDER 15

IT IS HEREBY AGREED that said Contract is amended, effective on the dates listed below, as set forth below and any and all contrary provisions of the Contract shall be considered to have been replaced to conform to the provisions of this
Rider:

1. Effective April 30, 2005, the definitions of Lifecycle Fund- Conservative and Lifecycle Fund-Moderate are replaced by LifeStrategy Income Fund and LifeStrategy Moderate Growth Fund, respectively, wherever they appear in the contract.

2. Effective April 30, 2005, all references to Separate Accounts 195, 197 and 198 will be replaced by Separate Accounts 206E, 206F and 206G, respectively.













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New York, New York

AXA EQUITABLE LIFE INSURANCE COMPANY

/S/ CHRISTOPHER M. CONDRON                           /S/ PAULINE SHERMAN
Christopher M. Condron                               Pauline Sherman
Chairman and Chief Executive Officer                 Senior Vice President,
                                                     Secretary and Associate
                                                     General Counsel














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FOR THE CONTRACT HOLDER: Trustees of the American Dental Association Members
Retirement Trust and of the American Dental Association Members Pooled Trust for Retirement Plans




______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee

______________________________, Trustee ___________________________, Trustee